REVIV3 PROCARE COMPANY
REVIV3 ACQUSITION CORPORATION

9025 Wilshire Blvd., Ste. 500
Beverly Hills, CA 90210

September 8, 2022

Axil & Associated Brands Corp.
120 E. 13065 South, Suite 203
Draper, Utah 84020
Attn: Weston Harris /Chief Executive Officer

Teton 360 LLC
120 E. 13065 South, Suite 203
Draper, Utah 84020
Attn: Weston Harris, Managing Member

CBGK Consulting, LLC
120 E. 13065 South, Suite 203
Draper, Utah 84020
Attn: Weston Harris &
Attn: Ken Williams, Managing Member

Mowyco, LLC
120 E. 13065 South, Suite 203
Draper, Utah 84020
Attn: Weston Harris
Attn: Ray Bori, Managing Member

Amendment to Asset Purchase Agreement

Gentlemen:

Pursuant to an Asset Purchase Agreement (the "***Purchase Agreement***") made and entered into on May 1, 2022, by and among (a) Reviv3 Procare Company, a Delaware corporation ("***Reviv***"), (b) Reviv3 Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Reviv (the "***Acquisition Sub***"), (c) Axil & Associated Brands Corp., a Delaware corporation, ("***Seller***"), and (c) solely for purposes of Sections 3.32, 7.2, 7.7 and Article 8 of the Purchase Agreement, Teton 360 LLC, a Utah limited liability company, CBGK Consulting, LLC, a Delaware limited liability company, and Mowyco, LLC, a Utah limited liability company, (collectively "***Shareholders***"), the Acquisition Sub acquired substantially all the assets of Seller in consideration of the issuance of shares of Reviv's Common Stock and Series A Non-Voting Preferred Stock.

Section 7.9 of the Purchase Agreement provides that within 90 days after the "Closing Date" (as defined in the Purchase Agreement) Reviv will take such steps as necessary to effectuate a 5-to-1 reverse stock split of its Common Stock and the Series A Non-Voting Preferred Stock. Reviv, the Acquisition Sub, Axil and the Shareholders (collectively the "***Parties***") have determined that it is in all of their best interests to delete Section 7.9 of the Purchase Agreement and agree that any reverse split of Reviv's Common Stock and Series A Non-Voting Preferred Stock shall take place only at such time as the board of directors of Reviv determines it to be in the best interests of Reviv's stockholders and shall be at such ratio of outstanding shares to replacement shares and other conditions as the board of directors determines.

Each of the parties represents and warrants to the other Parties as follows:

(i) This letter agreement has duly authorized, executed and delivered by the Party and constitutes the legal, valid and binding obligations of the Party and is enforceable against it in accordance with its terms;

(iii) The execution, delivery and performance of this letter agreement by the Party will not conflict with or result in a breach of, or require any consent not previously obtained under, the organization documents of the Party or any applicable governmental rule, or any agreement or instrument with any third party to which the Party is a party or any of its property is bound or subject to; and

(vii) The individual executing this letter on behalf of the Party has the authority to do so.

This letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, successors and assigns.

This letter agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of California. Any action, suit or proceeding (collectively "***Action***") concerning this letter agreement shall be brought and maintained in a federal or state court of competent jurisdiction located in Los Angeles County California. Each of the Parties irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or discussed herein, and irrevocably waive, and agree not to assert in an Action, any claim that they are not personally subject to the jurisdiction of such court, that such Action is brought in an inconvenient forum or that the venue of such action is improper. The prevailing party in any such Action shall be entitled to recover their costs, including attorneys' fees.

This letter agreement may be executed by the Parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

Very truly yours,

____

Jeff Toghraie, Chief Executive Officer

AGREED TO:

Axil & Associated Brands Corp.

____

Weston Harris, Chief Executive Officer

Teton 360 LLC

____

Weston Harris, Managing Member

CBGK Consulting, LLC

____

Ken Williams, Managing Member

Mowyco, LLC

____

Ray Bori, Managing Member

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